Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

BROWN BROTHERS HARRIMAN & COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF JULY 16, 2009

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A.	Additional Custodians
	Custodian	Purpose
	Bank of New York	FICASH
FITERM
B.	Special Subcustodians:
	Subcustodian	Purpose
	Bank of New York	FICASH

C.	Foreign Subcustodians:

Country	Subcustodian	City	Central Depository 1	Central Depository 2	Central Depository 3
Australia	HSBC Bank Australia Limited	Sydney	ASX Settlement and Transfer Corporation (ASTC)	Austraclear Limited	-
Austria	Unicredit Bank Austria AG	Vienna	Oesterreichische Kontrollbank AG/Austria (OeKB)	-	-
Bahrain	HSBC Bank Middle East Limited, Bahrain Branch	Manama	Central Bank of Bahrain	Central Depository System (CDS)	-
Bangladesh	Standard Chartered Bank, Bangladesh Branch	Dhaka	Central Depository Bangladesh Limited (CDBL)	-	-
Belgium	ING Bank Belgium, S.A.	Brussels	Euroclear Belgium	Banque Nationale de Belgique (National Bank of Belgium, BNB)	-
Bermuda	Bank of Bermuda HSBC	Hamilton	Bermuda Securities Depository (BSD)	-	-
Botswana	Stanbic Bank Botswa N/A Ltd	Gaborone	Bank of Botswana	Central Securities Depository Company of Botswana Ltd. (CSDB)	-
Brazil	Citibank N.A., São Paulo	Sao Paulo	Central de Custodia e Liquidacao Financeira de Titulos (CETIP)	Companhia Brasileira de Liquidacao e Custodia (CBLC)	Sistema Especial de Liquidacao e Custodia (SELIC)
Bulgaria	ING Bank, N.V., Sofia Branch	Sofia	Bulgarian National Bank (BNB)	Central Security Depository (CDAD)	-
Canada	RBC Dexia Investor Services Trust (RBC Dexia)	Toronto	Canadian Depository for Securities Limited (CDS)	-	-
Chile	Banco de Chile	Santiago	Deposito Central de Valores (DCV)	-	-
China	Standard Chartered Bank (China) Limited	Shanghai	China Securities Depository and Clearing Company Limited (CSDCC) - Shanghai Branch	China Securities Depository and Clearing Company Limited (CSDCC) - Shenzhen Branch	-
Colombia	Cititrust Colombia, S.A. Sociedad Fiduciaria	Bogota	Deposito Central de Valores (DCV)	Deposito Centralizado de Valores de Colombia (DECEVAL)	-
Cyprus	BNP Paribas Securities Services, Athens Branch	Athens	Cyprus Central Depository and Central Registry (CDCR)	-	-
Czech Republic	Citibank Europe plc	Praha	Czech National Bank (CNB)	Stedisko Cennych Papiru (SCP)	-
Denmark	Danske Bank A/S	Copenhagen	Vaerdipapircentralen (Danish Securities Centre, VP)	-	-
Egypt	Citibank, N.A., Cairo Branch	Cairo	Central Bank of Egypt (CBE)	Misr for Clearing, Depository & Central Registry (MCDR)	-
Estonia	AS Hansapank (Nordea Bank Findland PLC)	Tallinn	Eesti Vaartpaberite Keskdepositoorium (Estonian Central Depository for Securities Ltd., ECDS)	-	-
Finland	Nordea Bank Finland Plc	Helsinki	Suomen Arvopaperikeskus Oy (APK)	-	-
France	BNP Paribas Securities Services S.A., Paris Branch	Paris	Euroclear France	-	-
Germany	Deutsche Bank AG, Frankfurt	Frankfurt	Clearstream Banking Frankfurt (CBF)	-	-
Ghana	Barclays Bank of Ghana Ltd.	Accra	Bank of Ghana (BoG)	GSE Securities Depository Company Ltd	-
Greece	HSBC Bank Plc, Athens Branch	Athens	Apotherion Titlon A.E. (CSD)	Bank of Greece (BoG)	-
Hong Kong	Hongkong & Shanghai Banking Corporation (HSBC)	Central	Central Money Market Unit (CMU)	Hong Kong Securities Clearing Company (HKSCC)	-
Hungary	UniCredit Bank Hungary ZRT	Budapest	Kozponti Elszamolohaz es Ertektar (Budapest) Zrt. - KELER	-	-
India	Citibank, N.A., Mumbai Branch	Mumbai	Central Depository Services Limited (CDSL)	National Securities Depository Limited (NSDL)	Reserve Bank of India (RBI)
	Hongkong & Shanghai Banking Corporation (HSBC), India Branch	Mumbai
Indonesia	Citibank, N.A., Jakarta Branch	Jakarta	Bank Indonesia (BI)	PT Kustodian Sentral Efek Indonesia (KSEI)	-
Ireland	Governor and Company of the Bank of Ireland	Dublin	Euroclear UK & Ireland Ltd (EUI)	-	-
Israel	Bank Hapoalim BM	Tel Aviv	Tel Aviv Stock Exchange Clearing House (TASECH)	-	-
Italy	BNP Paribas Securities Services, Milan Branch	Milan	Monte Titoli SpA	-	-
Japan	Bank of Tokyo-Mitsubishi UFJ Ltd	Tokyo	Bank of Japan (BoJ)	Japan Securities Depository Center (JASDEC)	-
Jordan	HSBC Bank Middle East Limited, Jordan Branch	Western Amman	Jordan Securities Depository Center (SDC)	-	-
Kenya	CfC Stanbic Bank Ltd	Nairobi	Central Bank of Kenya (CBK)	Central Depository & Settlement Corporation Limited (CDSC)	-
Lebanon	HSBC Bank Middle East Limited, Lebanon Branch	Beirut	Banque du Liban (Central Bank of Lebanon (CBL))	Custodian and Clearing Centre of Financial Instruments for Lebanon and the Middle East/Lebanon (Midclear)	-
Luxembourg	Kredietbank Luxembourg	Luxembourg	Clearstream International, Luxembourg (CBL)	-	-
Malaysia	HSBC Bank Malaysia Berhad	Kuala Lumpur	Bursa Malaysia Depository Sdn Bhd (BMDep)	Bank Negara Malaysia (BNM)	-
Mauritius	Hongkong & Shanghai Banking Corporation (HSBC), Mauritius Branch	Port Louis	Bank of Mauritius (BOM)	Central Depository & Settlement Company Limited (CDS)	-
Mexico	Banco Nacional de Mexico, S.A. (Banamex)	Mexico City	Indeval	-	-
Morocco	Citibank Maghreb	Casablanca	Maroclear	-	-
Namibia	Standard Bank Namibia Limited	Windhoek	Bank of Namibia	-	-
Netherlands	Fortis Bank (Nederland) NV	Amsterdam	Euroclear Nederland	-	-
New Zealand	Hongkong & Shanghai Banking Corporation (HSBC), New Zealand Branch	Auckland	New Zealand Central Securities Depository (NZCSD)	-	-
Norway	DNB Bank Nor ASA	Oslo	Verdipapirsentralen / The Norwegian Central Securities Depository	-	-
Oman	HSBC Bank Middle East Limited, Oman Branch	Ruwi	Muscat Depository & Securities Registration Company SAOC (MDSRC)	-	-
Pakistan	Standard Chartered Bank (Pakistan) Limited	Karachi	The Central Depository Company Ltd. (CDC)	State Bank of Pakistan (SBP)	-
Panama	HSBC Bank (Panama) S.A.	Panama City	Central Latinoamericana de Valores, S.A. [LatinClear]	-	-
Peru	Citibank del Peru S.A.	Lima	Institución de Compensación y Liquidación de Valores S.A. [CAVALI ICLV S.A.]	-	-
Philippines	Hongkong & Shanghai Banking Corporation (HSBC), Philippine Branch	Manila	Philippine Depository and Trust Corporation (PDTC)	Register of Scripless Securities (RoSS)	-
Poland	Bank Handlowy w Warszawie SA	Warsaw	Central Register for Treasury Bills (CRTB)	National Depository for Securities (NDS)	-
	Bank Polska Kasa Opieki SA	Warsaw
Portugal	BNP Paribas Securities Services S.A., Paris Branch	Paris	Central de Valores Mobiliarios e Sistema de Liquidação e Compensação - Interbolsa/Portugal (Interbolsa)	-	-
Romania	ING Bank N.V., Bucharest Branch	Bucharest	Depozitarul Central S.A. (Central Securities Depository, CSD)	National Bank of Romania (NBR)	-
Russia	ZAO KB Citibank	Moscow	Depository Clearing Company (DCC)	National Depository Center (NDC)	Vneshtorgbank (Bank for Foreign Trade of the Russian Federation, VTB)
Singapore	Hongkong & Shanghai Banking Corporation (HSBC), Singapore Branch	Singapore	Central Depository Pte. Ltd. (CDP)	Monetary Authority of Singapore (MAS)	-
Slovakia	ING Bank NV, Bratislava Branch	Bratislava	Centralny Depozitar Cennych Papierov a.s. (CSD)	National Bank of Slovakia (NBS)	-
Slovenia	UniCredit Banka Slovenija d.d.	Ljubljana	Centralna Klirinsko Depotna Druzba d.d. (KDD)	-	-
South Africa	Standard Bank of South Africa Limited	Johannesburg	Share Transactions Totally Electronic (STRATE)	-	-
South Korea	Citibank Korea Inc.	Seoul	Korea Securities Depository (KSD)	-	-
Spain	Société Générale Sucursal en España S.A.	Madrid	Iberclear (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal)	-	-
Sri Lanka	Hongkong & Shanghai Banking Corporation (HSBC), Sri Lanka Branch	Colombo	Central Depository System (CDS)	-	-
Swaziland	Standard Bank Swaziland	Mbabane	No Central Depository	-	-
Sweden	Skandinaviska Enskilda Banken AB (publ)	Stockholm	Swedish Central Securities Depository and Clearing Organization (VPC)	-	-
Switzerland	UBS AG	Zurich	SegaIntersettle AG (SIS)	-	-
Taiwan	Standard Chartered Bank (Taiwan) Ltd.	Taipei	Taiwan Depository & Clearing Corporation (TDCC)	-	-
Thailand	Hongkong & Shanghai Banking Corporation (HSBC), Thailand Branch	Bangkok	Thailand Securities Depository (TSD)	-	-
Transnational	Brown Brothers Harriman & Co.	Boston, MA / New York, NY	Clearstream International, Luxembourg (CBL)	Euroclear Bank S.A./N.V.	-
Turkey	Citibank Anonim Sirkiti	Istanbul	Central Bank of Turkey (CBT)	Central Registry Agency (CRA)	-
United Arab Emirates (ADX, DFM and NASDAQ Dubai)	HSBC Bank Middle East Limited (DIFC) branch	Dubai	Abu Dhabi Exchange (ADX) Clearing Depository and Settlement System (CDS)	Dubai Financial Market (DFM) Clearing Depository and Settlement System (CDS)	NASDAQ Dubai CSD
United Kingdom	HSBC Bank Plc	London	Central Moneymarkets Office (CMO)	Depository and Clearing Centre	Euroclear UK and Ireland Ltd
Uruguay	BankBoston	Montevideo	Banco Central del Uruguay (Central Bank of Uruguay)	-	-
Venezuela	Citibank, N.A., Caracas Branch	Caracas	Caja Venezolana de Valores CA (CVV)	Central Bank of Venezuela	-
Zambia	Stanbic Bank Zambia Ltd.	Lusaka	Bank of Zambia (BoZ)	Lusaka Stock Exchange Central Shares Depository Ltd. (LuSE)	-
Zimbabwe	Stanbic Bank Zimbabwe Limited	Harare	No Central Depository	-	-

Each of the Investment Companies Listed on Appendix "A" Attached Hereto, on Behalf of Each of Their Respective Portfolios

By:/s/Paul Muprhy

Name: Paul Murphy

Title: Asst. Treasurer

Brown Brothers Harriman & Company

By:/s/Patricia R. Fallon

Name:Patricia R. Fallon

Title: Managing Director